Exhibit 99.1

Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, FL 32258
T 904 680 6600
F 904 880 0350
NASDAQ: WWWW

Web.com Reports Second Quarter 2013 Financial Results

•	Second quarter revenue and profitability exceeded high end of guidance

•	Added 25,700 net new subscribers

•	Average Revenue Per User of $14.09 grew $0.20 sequentially

•	Deployed strong cash flow to reduce debt balance by $31.5 million in second quarter

JACKSONVILLE, FL - August 1, 2013 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the second quarter ended June 30, 2013.

“Web.com posted strong results for the second quarter, with both revenue and profitability exceeding the high end of our guidance,” said David Brown, Chairman and CEO of Web.com. “We are delivering on our strategy of consistently and profitably adding net subscribers, generating average revenue per user expansion across our three million plus subscribers and achieving best-in-class customer retention levels.”

Brown added, “We see a long runway of opportunity in cross-selling and up-selling our substantial installed base of domain name customers with our higher value-added services. We believe that Web.com is well positioned to accelerate revenue growth as we exit 2013, making progress toward our longer-term target of low-teens revenue growth. We also continue to generate substantial profitability and cash flow, enabling the company to continue investing in growth initiatives and at the same time de-leveraging our balance sheet.”

Summary of Second Quarter 2013 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $120.4 million for the second quarter of 2013, compared to $98.9 million for the second quarter of 2012. Non-GAAP revenue was $131.4 million for the second quarter of 2013, up 8% on a year-over-year basis and above the high end of the company's guidance range of $130.0 million to $131.0 million.

•
GAAP operating income was $1.9 million for the second quarter of 2013, compared to an operating loss of $11.2 million for the second quarter of 2012. Non-GAAP operating income was $34.4 million for the second quarter of 2013, an increase from $33.7 million for the second quarter of 2012 and representing a non-GAAP operating margin of 26%.

•
GAAP net loss from continuing operations was $9.7 million, or ($0.20) per diluted share, for the second quarter of 2013. GAAP net loss from continuing operations was $19.1 million, or ($0.41) per diluted share, in the second quarter of 2012. Non-GAAP net income from continuing operations was $26.4 million for the second quarter of 2013, or $0.51 per diluted share, up 34% on a year-over-year basis and above the company's guidance of $0.48 to $0.49 per diluted share. The Company had non-GAAP net income of $19.1 million, or $0.38 per diluted share, for the second quarter of 2012.

•	Adjusted EBITDA was $37.5 million for the second quarter of 2013, an increase from $35.7 million for the second quarter of 2012, and representing a 29% adjusted EBITDA margin.

•
The Company generated cash from operations of $33.4 million for the second quarter of 2013, an increase of more than 100% compared to $16.4 million of cash flow from operations for the second quarter of 2012.

Second Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,056,000, at the end of the second quarter of 2013, up approximately 25,700 from the end of the first quarter.

•	Web.com's average revenue per user (ARPU) was $14.09 for the second quarter of 2013, representing a sequential increase of $0.20 from $13.89 for the first quarter of 2013.

•	Customer churn was approximately 1% for the second quarter of 2013, consistent with record low levels.

Conference Call Information
Management will host a conference call today, August 1, 2013, at 5:00 p.m. ET, to discuss Web.com's second quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available until August 8, 2013 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 416778.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses in order to help them compete and succeed online. Web.com is a global domain registrar and further meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax benefit / expense, fair value adjustment to deferred revenue and deferred expense, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, loss on debt extinguishment, gains or losses from asset sales and includes cash income tax expense, because management believes that excluding such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, gains or losses from asset sales, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company's competitors' operating results.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from certain non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Amortization of deferred financing fees. Web.com incurs amortization expense related to deferred financing fees. This item is excluded because Web.com believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, excluding this item from various non-GAAP measures facilitates management's internal comparisons to Web.com's historical operating results and comparisons to the Company's competitors' operating results.

•
Restructuring charges. Web.com has recorded restructuring charges and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense / benefit. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because it is not indicative of the cash tax paid by the Company and therefore is not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management's internal comparisons to the Company's historical operating results. Web.com also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of our ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding expected growth in ARPU, expected subscriber growth, and expected strong cash flow and continued use of it to reduce Web.com's debt balance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2012, and Form 10-Q for the quarter ended March 31, 2013, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin
904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except for per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenue	$120,448	$98,947	$235,994	$190,460
Cost of revenue	42,879	39,801	85,519	78,407

Gross profit	77,569	59,146	150,475	112,053

Operating expenses:
Sales and marketing	35,095	29,038	68,459	55,882
Research and development	8,408	8,459	16,620	18,166
General and administrative	11,884	12,716	25,664	27,023
Restructuring (benefit) expense	(32)	441	(32)	1,353
Depreciation and amortization	20,301	19,734	40,341	39,413
Total operating expenses	75,656	70,388	151,052	141,837
Income (loss) from operations	1,913	(11,242)	(577)	(29,784)

Interest expense, net	(8,267)	(17,180)	(18,218)	(34,955)
Gain on sale of equity method investment	385	5,156	385	5,156
Loss from debt extinguishment	—	—	(19,526)	—
Net loss before income taxes	(5,969)	(23,266)	(37,936)	(59,583)
Income tax (expense) benefit	(3,775)	4,207	(18,311)	10,745
Net loss	$(9,744)	$(19,059)	$(56,247)	$(48,838)

Other comprehensive income:
Unrealized (loss) gain on investments, net of tax	(4)	—	5	—
Total comprehensive loss	$(9,748)	$(19,059)	$(56,242)	$(48,838)

Basic earnings per share:
Net loss per common share	$(0.20)	$(0.41)	$(1.16)	$(1.05)
Diluted earnings per share:
Net loss per common share	$(0.20)	$(0.41)	$(1.16)	$(1.05)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$16,799	$15,181
Accounts receivable, net of allowance of $1,331 and $1,098, respectively	18,203	16,247
Prepaid expenses	7,920	6,697
Deferred expenses	59,681	59,255
Deferred taxes	13,549	17,892
Other current assets	4,851	5,116
Total current assets	121,003	120,388

Property and equipment, net	41,475	40,079
Deferred expenses	60,966	63,147
Goodwill	627,845	627,845
Intangible assets, net	435,247	469,703
Other assets	6,050	6,817
Total assets	$1,292,586	$1,327,979

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,711	$6,385
Accrued expenses	14,729	12,802
Accrued compensation and benefits	8,045	15,413
Accrued restructuring costs and other reserves	244	1,477
Deferred revenue	204,423	190,618
Current portion of debt	13,943	4,681
Other liabilities	2,429	2,556
Total current liabilities	253,524	233,932

Deferred revenue	185,864	175,816
Long-term debt	654,406	688,140
Deferred tax liabilities	77,568	64,126
Other long-term liabilities	5,427	4,352
Total liabilities	1,176,789	1,166,366
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,335,133 and 49,175,642 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	50	49
Additional paid-in capital	464,447	454,022
Accumulated other comprehensive income	10	5
Accumulated deficit	(348,710)	(292,463)
Total stockholders' equity	115,797	161,613
Total liabilities and stockholders' equity	$1,292,586	$1,327,979

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$120,448	$98,947	$235,994	$190,460
Fair value adjustment to deferred revenue	10,942	22,783	23,489	50,606
Non-GAAP revenue	$131,390	$121,730	$259,483	$241,066

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(9,744)	$(19,059)	$(56,247)	$(48,838)
Amortization of intangibles	17,220	17,673	34,506	35,365
Loss on sale of assets	87	—	80	402
Stock based compensation	3,906	3,059	10,270	5,738
Income tax expense (benefit)	3,775	(4,207)	18,311	(10,745)
Restructuring (benefit) expense	(32)	441	(32)	1,353
Corporate development	—	311	—	645
Amortization of deferred financing fees	441	2,975	1,023	6,298
Cash income tax expense	(193)	(413)	(479)	(698)
Fair value adjustment to deferred revenue	10,942	22,783	23,489	50,606
Fair value adjustment to deferred expense	408	652	862	1,328
Loss on debt extinguishment	—	—	19,526	—
Gain on sale of equity method investment	(385)	(5,156)	(385)	(5,156)
Non-GAAP net income	$26,425	$19,059	$50,924	$36,298

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss	$(0.20)	$(0.41)	$(1.16)	$(1.05)
Amortization of intangibles	0.34	0.39	0.70	0.76
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.07	0.21	0.12
Income tax expense (benefit)	0.08	(0.09)	0.38	(0.23)
Restructuring (benefit) expense	—	0.01	—	0.03
Corporate development	—	0.01	—	0.01
Amortization of deferred financing fees	0.01	0.06	0.02	0.14
Cash income tax expense	—	(0.01)	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.22	0.48	0.49	1.08
Fair value adjustment to deferred expense	0.01	0.01	0.02	0.03
Loss on debt extinguishment	—	—	0.40	—
Gain on sale of equity method investment	—	(0.11)	—	(0.11)
Basic Non-GAAP net income per share	$0.54	$0.41	$1.05	$0.78

Reconciliation of GAAP diluted net loss per share to non-GAAP diluted net income per share	Three months ended June 30,		Six months ended June 30,
Diluted shares:	2013	2012	2013	2012
Basic weighted average common shares	48,670	47,031	48,379	46,594
Diluted stock options	2,539	2,054	2,331	2,179
Diluted restricted stock	558	1,095	669	1,122
Total diluted weighted average common shares	51,767	50,180	51,379	49,895

Diluted GAAP net loss per share	$(0.20)	$(0.41)	$(1.16)	$(1.05)
Diluted equity	0.01	0.03	0.07	0.07
Amortization of intangibles	0.33	0.36	0.66	0.71
Loss on sale of assets	—	—	—	0.01
Stock based compensation	0.08	0.06	0.20	0.12
Income tax expense (benefit)	0.07	(0.08)	0.36	(0.22)
Restructuring (benefit) expense	—	0.01	—	0.03
Corporate development	—	0.01	—	0.01
Amortization of deferred financing fees	0.01	0.06	0.02	0.13
Cash income tax expense	—	(0.01)	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.21	0.44	0.46	1.00
Fair value adjustment to deferred expense	0.01	0.01	0.02	0.03
Loss on debt extinguishment	—	—	0.38	—
Gain on sale of equity method investment	(0.01)	(0.10)	(0.01)	(0.10)
Diluted Non-GAAP net income per share	$0.51	$0.38	$0.99	$0.73

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$1,913	$(11,242)	$(577)	$(29,784)
Amortization of intangibles	17,220	17,673	34,506	35,365
Loss on sale of assets	87	—	80	402
Stock based compensation	3,906	3,059	10,270	5,738
Restructuring (benefit) expense	(32)	441	(32)	1,353
Corporate development	—	311	—	645
Fair value adjustment to deferred revenue	10,942	22,783	23,489	50,606
Fair value adjustment to deferred expense	408	652	862	1,328
Non-GAAP operating income	$34,444	$33,677	$68,598	$65,653

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	2%	(11)%	—%	(16)%
Amortization of intangibles	12	14	12	15
Loss on sale of assets	—	—	—	—
Stock based compensation	3	3	4	1
Restructuring (benefit) expense	—	—	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	8	21	9	26
Fair value adjustment to deferred expense	1	1	1	—
Non-GAAP operating margin	26%	28%	26%	27%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
GAAP operating income (loss)	$1,913	$(11,242)	$(577)	$(29,784)
Depreciation and amortization	20,301	19,734	40,341	39,413
Loss on sale of assets	87	—	80	402
Stock based compensation	3,906	3,059	10,270	5,738
Restructuring (benefit) expense	(32)	441	(32)	1,353
Corporate development	—	311	—	645
Fair value adjustment to deferred revenue	10,942	22,783	23,489	50,606
Fair value adjustment to deferred expense	408	652	862	1,328
Adjusted EBITDA	$37,525	$35,738	$74,433	$69,701

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	2%	(11)%	—%	(16)%
Depreciation and amortization	16	16	16	16
Loss on sale of assets	—	—	—	—
Stock based compensation	3	2	4	2
Restructuring (benefit) expense	—	—	—	1
Corporate development	—	—	—	—
Fair value adjustment to deferred revenue	8	22	9	25
Fair value adjustment to deferred expense	—	—	—	1
Adjusted EBITDA margin	29%	29%	29%	29%

Revenue
Subscription	$117,687	$95,956	$230,967	$184,806
Professional services and other	2,761	2,991	5,027	5,654
Total	$120,448	$98,947	$235,994	$190,460

Stock based compensation
Cost of revenue	$438	$338	$965	$643
Sales and marketing	955	745	2,453	1,361
Research and development	644	507	1,477	988
General and administrative	1,869	1,469	5,375	2,746
Total	$3,906	$3,059	$10,270	$5,738

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands, except for per share amounts)
(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(9,744)	$(19,059)	$(56,247)	$(48,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of equity method investment	(385)	(5,156)	(385)	(5,156)
Loss from debt extinguishment	—	—	12,286	—
Depreciation and amortization	20,301	19,734	40,341	39,413
Stock based compensation	3,906	3,059	10,270	5,738
Deferred income taxes	3,568	(4,633)	17,785	(11,457)
Amortization of debt issuance costs and other	519	2,975	1,096	6,700
Changes in operating assets and liabilities:
Accounts receivable, net	(210)	(186)	(1,957)	(2,342)
Prepaid expenses and other assets	2,233	(1,446)	(2,865)	(4,740)
Deferred expenses	1,297	663	1,757	(376)
Accounts payable	2,189	(3,792)	4,234	(834)
Accrued expenses and other liabilities	406	(1,386)	2,875	(2,358)
Accrued compensation and benefits	3,765	4,351	(7,368)	(3,785)
Accrued restructuring	(502)	(1,330)	(1,233)	(2,954)
Deferred revenue	6,065	22,631	23,852	62,237
Net cash provided by operating activities	33,408	16,425	44,441	31,248

Cash flows from investing activities
Proceeds from sale of equity method investment	385	7,197	385	7,197
Capital expenditures	(3,724)	(4,638)	(8,220)	(7,317)
Other	(50)	—	(50)	—
Net cash (used in) provided by investing activities	(3,389)	2,559	(7,885)	(120)

Cash flows from financing activities
Stock issuance costs	(12)	86	(14)	—
Common stock repurchased	—	—	(5,666)	(3,199)
Payments of long-term debt	(31,500)	(16,500)	(701,076)	(28,000)
Proceeds from exercise of stock options	4,750	1,853	5,835	3,455
Proceeds from long-term debt issued	—	—	668,350	—
Debt issuance costs	(45)	—	(2,367)	—
Net cash used in financing activities	(26,807)	(14,561)	(34,938)	(27,744)

Net increase in cash and cash equivalents	3,212	4,423	1,618	3,384
Cash and cash equivalents, beginning of period	13,587	12,325	15,181	13,364
Cash and cash equivalents, end of period	$16,799	$16,748	$16,799	$16,748

Supplemental cash flow information
Interest paid	$8,005	$14,240	$23,640	$28,995
Income tax paid	$218	$44	$187	$101